Product Prospectus Supplement to the Prospectus dated January 5, 2007 and the Prospectus Supplement dated February 28, 2007

     [RBC LOGO]            Royal Bank of Canada
                           Senior Global Medium-Term Notes, Series C
                           Direct Investment Notes Linked to a Basket of Stocks


                                  GENERAL TERMS

         Royal Bank of Canada may offer and sell direct investment notes linked to the value of an equally-weighted basket of stocks (referred to herein as "direct investment notes") from time to time of any maturity. The prospectus dated January 5, 2007, the prospectus supplement dated February 28, 2007 and this product prospectus supplement describe terms that will apply generally to the direct investment notes, including any notes you purchase. A separate pricing supplement will describe terms that apply specifically to your notes, including any changes to the terms specified below. If the terms described in the relevant pricing supplement are inconsistent with those described herein or in the accompanying prospectus supplement or prospectus, the terms described in the relevant pricing supplement shall control.

         The direct investment notes are non-principal protected notes linked to the value of an equally-weighted basket (the "Basket") of stocks, which we refer to as the Underlying Stocks, issued by third parties. The payment at maturity will be based on the performance and dividend yield of the Underlying Stocks during the term of the notes. For each note, you will receive at maturity an amount equal to the principal amount of your notes, multiplied by the Participation Rate, multiplied by (1 plus the Percentage Change plus the Basket Dividend Yield). There is a substantial risk that the value of the payment you receive at maturity will be less than the principal amount of your notes and may be zero.

Issuer:                       Royal Bank of Canada ("Royal Bank").

Basket: The notes are linked to the value of an equally-weighted basket (the "Basket") of stocks (the "Underlying Stocks" and each an "Underlying Stock"). The Underlying Stocks will not include stocks issued by an Exchange Traded Fund ("ETF"), Real Estate Investment Trust ("REIT") or Passive Foreign Investment Company ("PFIC") or an interest in a partnership or trust.

                              No Underlying Stock shall have a weighting in the Basket greater than 5%. The initial value of the Basket will be calculated based on the closing prices of the Underlying Stocks on the Pricing Date(s).

                              The Underlying Stocks are specified in the relevant pricing supplement.

Interest rate (coupon):       We will not pay you interest during the term of
                              your notes.

Minimum Investment:           As specified in the relevant pricing supplement.

Payment at Maturity:          At maturity, you will receive a cash payment equal
                              to the principal amount of your notes, multiplied by the Participation Rate, multiplied by (1 +
                              Percentage Change + Basket Dividend Yield).

                              You could lose some or a substantial amount of your principal amount invested if there has been a decline in the value of the Underlying Stocks at maturity or if the value of the Underlying Stocks has not increased sufficiently such that the payment at maturity, including the Basket Dividend Yield, is greater than the principal amount of the notes plus any applicable premium payable upon purchase thereof.

Participation Rate:           As specified in the relevant pricing supplement.

Percentage Change:            The Percentage Change is equal to the
                              equal-weighted return of the Underlying Stocks.
                              The Percentage Change is the amount determined by
                              (i) adding together the result, for each of the Underlying Stocks, of (a) the Final Stock Price minus the Initial Stock Price, divided by (b) the Initial Stock Price and (ii) dividing that sum by the number of Underlying Stocks in the basket.

Basket Dividend Yield:        The Basket Dividend Yield is equal to the sum of
                              the Dividend Yields for each of the Underlying
                              Stocks, divided by the number of Underlying Stocks in the basket.

Dividend Yield:               For any Underlying Stock, 100% of the gross cash
                              dividends and distributions per share of such Underlying Stock declared by the related issuer to holders of record of a share of such Underlying
                              Stock where the date that the shares of such Underlying Stock have commenced trading ex-dividend on the relevant exchange occurs during the period from and excluding the Pricing Date(s) to and including the Valuation Date and expressed as a percentage of the Initial Stock Price for that Underlying Stock.

Pricing Date(s):              As specified in the relevant pricing supplement.

Settlement Date:              As specified in the relevant pricing supplement.

Valuation Date(s):            As specified in the relevant pricing supplement.

Maturity Date:                As specified in the relevant pricing supplement.

Initial Stock Prices:         The closing price of the Underlying Stocks on the
                              Pricing Date(s), subject to anti-dilution adjustment. The relevant pricing supplement may specify, from time to time, that the Initial Stock
                              Prices will be determined using the average closing prices of the Underlying Stocks on certain days during the initial valuation period.

Final Stock Prices:           The closing price of the Underlying Stocks on the
                              Valuation Date(s). The relevant pricing supplement may specify, from time to time, that the Final
                              Stock Prices will be determined using the average closing prices of the Underlying Stocks on certain days during the final valuation period.

Clearance and Settlement:     DTC global (including through its indirect
                              participants Euroclear and Clearstream, Luxembourg as described under "Description of Debt Securities
                              -- Ownership and Book-Entry Issuance" in the accompanying prospectus).

Listing: The notes will not be listed on any securities exchange or quotation system.

Calculation Agent:            The Bank of New York, as successor to the
                              corporate trust business of JPMorgan Chase Bank, N.A.

Your investment in the notes involves certain risks. See "Additional Risk Factors Specific to Your Notes" beginning on page PS-1 to read about investment risks relating to the direct investment notes. Unless otherwise specified in the relevant pricing supplement, the principal of the direct investment notes is not protected and you could lose your entire investment.

The price at which you purchase the notes includes hedging costs and profits that Royal Bank or its affiliates expect to incur or realize. These costs and profits will reduce the secondary market price, if any secondary market develops, for the notes. As a result, you will experience an immediate and substantial decline in the value of your notes on the issue date.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these notes or passed upon the accuracy of this product prospectus supplement or the accompanying prospectus and prospectus supplement. Any representation to the contrary is a criminal offense.

We may use this product prospectus supplement in the initial sale of a direct investment note. In addition, RBC Capital Markets Corporation or another of our affiliates may use this product prospectus supplement in a market-making transaction in a direct investment note after its initial sale. Unless we or our agent informs the purchaser otherwise in the confirmation of sale, this product prospectus supplement is being used in a market-making transaction.

The notes will not constitute deposits insured under the Canada Deposit Insurance Corporation or by the U.S. Federal Deposit Insurance Corporation or any other Canadian or U.S. governmental agency or instrumentality.

                         RBC Capital Markets Corporation

               Product Prospectus Supplement dated April 11, 2008.

--------------------------------------------------------------------------------
In this product prospectus supplement, when we refer to the "notes", including your notes, we mean the direct investment notes unless the context requires otherwise. Also, references to the "accompanying prospectus" mean the accompanying prospectus, dated January 5, 2007, as supplemented by the accompanying prospectus supplement, dated February 28, 2007, of Royal Bank of Canada. References to the "relevant pricing supplement" mean the pricing supplement that describes the specific terms of your notes.
--------------------------------------------------------------------------------

                         The Notes Are Part of a Series

         The direct investment notes, including your notes, are part of a series of senior debt securities entitled "Senior Global Medium-Term Notes, Series C", that we may issue under our senior indenture, dated as of October 23, 2003, between Royal Bank of Canada and The Bank of New York, as successor to the corporate trust business of JPMorgan Chase Bank, N.A., as trustee, as amended from time to time (the "indenture"). The direct investment notes, including your notes, are "indexed notes", as defined in the accompanying prospectus supplement. This product prospectus supplement summarizes financial and other terms that apply generally to the direct investment notes, including your notes. We describe terms that apply generally to all Series C medium-term notes in "Description of the Notes We May Offer" in the accompanying prospectus supplement. The terms described here supplement those described in the accompanying prospectus and prospectus supplement and, if the terms described here are inconsistent with those described there, the terms described here are controlling.

             Specific Terms Will Be Described in Pricing Supplements

         The specific terms of your notes will be described in the relevant pricing supplement accompanying this product prospectus supplement. The terms described there supplement those described here and in the accompanying prospectus or prospectus supplement. If the terms described in the relevant pricing supplement are inconsistent with those described here or in the accompanying prospectus or prospectus supplement, the terms described in the relevant pricing supplement are controlling.

                                                 TABLE OF CONTENTS
Product Prospectus Supplement

Additional Risk Factors Specific to Your Notes.................................................................PS-1
General Terms of the Direct Investment Notes...................................................................PS-6
Hypothetical Returns on Your Notes............................................................................PS-15
Use of Proceeds And Hedging...................................................................................PS-16
Underlying Stock Issuers......................................................................................PS-17
Supplemental Discussion of Canadian Tax Consequences..........................................................PS-19
Supplemental Discussion Of Federal Income Tax Consequences....................................................PS-20
Employee Retirement Income Security Act.......................................................................PS-22
Supplemental Plan of Distribution.............................................................................PS-23

Prospectus Supplement dated February 28, 2007

About This Prospectus Supplement................................................................................S-1
Risk Factors....................................................................................................S-1
Use of Proceeds.................................................................................................S-4
Description of the Notes We May Offer...........................................................................S-5
Certain Income Tax Consequences................................................................................S-24
Supplemental Plan of Distribution..............................................................................S-25
Documents Filed As Part of the Registration Statement..........................................................S-30


Prospectus dated January 5, 2007

Documents Incorporated by Underlying..............................................................................2
Where You Can Find More Information...............................................................................3
Further Information...............................................................................................3
About This Prospectus.............................................................................................4
Presentation of Financial Information.............................................................................5
Caution Regarding Forward-Looking Information.....................................................................5
Royal Bank of Canada..............................................................................................6
Risk Factors......................................................................................................6
Use of Proceeds...................................................................................................6
Consolidated Ratios of Earnings to Fixed Charges..................................................................7
Consolidated Capitalization and Indebtedness......................................................................8
Description of Debt Securities....................................................................................9
Tax Consequences.................................................................................................26
Plan of Distribution.............................................................................................38
Benefit Plan Investor Considerations.............................................................................40
Limitations on Enforcement of U.S. Laws Against the Bank, Our Management and Others..............................41
Validity of Securities...........................................................................................41
Experts..........................................................................................................41
Supplemental Financial Statement Schedule........................................................................42
Other Expenses of Issuance and Distribution......................................................................45

                 ADDITIONAL RISK FACTORS SPECIFIC TO YOUR NOTES

--------------------------------------------------------------------------------
An investment in your notes is subject to the risks described below, as well as the risks described under "Risk Factors" in the accompanying prospectus, dated January 5, 2007, and the accompanying prospectus supplement, dated February 28, 2007. Your notes are not secured debt and are riskier than ordinary unsecured debt securities. Also, investing in your notes is not equivalent to investing directly in the Underlying Stocks to which your notes are linked. You should carefully consider whether the direct investment notes are suited to your particular circumstances. This product prospectus supplement should be read together with the accompanying prospectus, dated January 5, 2007, the accompanying prospectus supplement, dated February 28, 2007, and any relevant pricing supplement. The information in the accompanying prospectus and prospectus supplement is supplemented by, and to the extent inconsistent therewith replaced and superseded by, the information in this product prospectus supplement and any relevant pricing supplement. This section describes the most significant risks relating to an investment in the notes. We urge you to read the following information about these risks, together with the other information in this product prospectus supplement and the accompanying prospectus and prospectus supplement, before investing in the notes.
--------------------------------------------------------------------------------

A Substantial Part of Your Investment is at Risk.

         The notes do not guarantee any return of principal. You could lose some or a substantial amount of your principal amount invested if there has been a decline in the value of the Underlying Stocks at maturity or if the value of the Underlying Stocks has not increased sufficiently such that the payment at maturity, including the Basket Dividend Yield, is greater than the principal amount of the notes plus the premium payable upon purchase thereof, as specified in the relevant pricing supplement.

Any Positive Return in Any Underlying Stock may be Offset by a Negative Return in Another Underlying Stock.

         The notes are linked to the Underlying Stocks. Each of the Underlying Stocks is given equal weight in calculating the Percentage Change. A positive return in one or more Underlying Stocks may be offset by a negative return in one or more Underlying Stocks resulting in a loss of principal amount at maturity.

There May Not Be an Active Trading Market for the Notes--Sales in the Secondary Market May Result in Significant Losses.

         There may be little or no secondary market for the notes. The notes will not be listed or displayed on any securities exchange, the NASDAQ Global Market or any electronic communications network. We have been advised by RBC Capital Markets Corporation that it intends to make a market in the notes, although they are not required to do so. RBC Capital Markets Corporation or any other affiliate of Royal Bank may stop any such market-making activities at any time. Even if a secondary market for the notes develops, it may not provide significant liquidity or trade at prices advantageous to you.

         If you sell your notes before maturity, you may have to do so at a substantial discount from the issue price and as a result you may suffer substantial losses.

Changes that Affect the Underlying Stocks will Affect the Market Value of the Notes and the Amount you will Receive at Maturity.

         Changes affecting the Underlying Stocks or the issuers of the Underlying Stocks, such as stock dividends, reorganizations or mergers, are reflected in the price of such Underlying Stock and therefore could affect the amount payable on the notes at maturity, and the market value of the notes prior to maturity. If events such as these occur, the calculation agent--which initially will be The Bank of New York, as successor to the corporate trust business of JPMorgan Chase Bank, N.A.--may adjust the initial stock price. See "Specific Terms of the Notes--Anti-Dilution Adjustments" beginning on page PS-8. If the Final Stock Price is not available because of a market disruption event or for any other reason, the calculation agent will determine the final stock price or fair market value of the notes-- and, thus, the amount payable at maturity--in a manner it considers appropriate, in its sole discretion.

Many Unpredictable Factors Affect the Market Value of the Notes.

         The market value of the notes will be affected by factors that interrelate in complex ways. It is important for you to understand that the effect of one factor may offset the increase in the market value of the notes caused by another factor and that the effect of one factor may compound the decrease in the market value of the notes caused by another factor. We expect that the market value of the notes will depend substantially on the amount, if any, by which the value of the Basket appreciates or depreciates. We believe that other factors that may influence the value of the notes include:

         o    the market prices of the Underlying Stocks;

         o    the dividend rate paid on the Underlying Stocks;

         o our creditworthiness, as represented by our credit ratings or as otherwise perceived in the market; and

         o economic, financial, political, regulatory, or judicial events that affect the market prices of the Underlying Stocks or that affect stock markets generally.

Correlation Among the Underlying Stocks May Affect the Value of Your Notes.

         The Underlying Stocks may not represent a diversified portfolio of securities. To the extent that the Underlying Stocks all move in the same direction (i.e., are highly correlated), you will lose some or all of the benefits that would ordinarily attend a diversified portfolio of securities.

Historical Performance of the Underlying Stocks Should Not Be Taken as an Indication of the Future Performance of the Underlying Stocks During the Term of the Notes.

         The trading prices of the Underlying Stocks will principally determine the value of the notes at maturity. The historical performance of each Underlying Stock does not give an indication of the future performance of each Underlying Stock. As a result, it is impossible to predict whether the price of any Underlying Stock will rise or fall. The prices of the Underlying Stocks will be influenced by complex and interrelated political, economic, financial and other factors.

Trading and Other Transactions by Royal Bank or its Affiliates in the Underlying Stocks, or in Options or Other Derivative Products Linked to One or More of the Underlying Stocks May Impair the Market Value of the Notes.

         As described below under "Use of Proceeds and Hedging" on page PS-18, we or one or more affiliates may hedge our obligations under the notes by purchasing or selling the Underlying Stocks and we may adjust these hedges by, among other things, purchasing or selling Underlying Stocks at any time. Although they are not expected to, any of these hedging activities may adversely affect the market price of one or more of the Underlying Stocks and, therefore, the market value of the notes.

         We or one or more of our affiliates may also engage in trading in Underlying Stocks and other improvements relating to one or more of the Underlying Stocks on a regular basis as part of our general broker-dealer and other businesses, for proprietary accounts, for other accounts under management or to facilitate transactions for customers, including block transactions. Any of these activities could adversely affect the market price of one or more of the Underlying Stocks and, therefore, the market value of the notes. We or one or more of our affiliates may also issue or underwrite other securities or financial or derivative instruments with returns linked or related to changes in the performance of one or more of the Underlying Stocks. By introducing competing products into the marketplace in this manner, we or one or more of our affiliates could adversely affect the market value of the notes.

We Have No Affiliation With the Issuers of the Underlying Stocks and Will Not Be Responsible for Any Disclosures by the Underlying Stock Issuers.

         The issuers of the Underlying Stocks are not affiliates of ours and are not involved in any of our offerings of notes pursuant to this product prospectus supplement in any way. Consequently, we have no control of the actions of the issuers of the Underlying Stocks, including any corporate actions of the type that would require the calculation agent to adjust the payment to you at maturity. The issuers of the Underlying Stocks have no obligation of any sort with respect to your notes. Thus, the Underlying Stock issuers have no obligation to take your interests into consideration for any reason, including in taking any actions that might affect the value of your notes. None of the money you pay for the notes will go to the issuers of the Underlying Stocks.

         In addition, as we are not affiliated with the issuers of the Underlying Stocks, we do not assume any responsibility for the adequacy of the information about the Underlying Stocks or their issuers contained in this product prospectus supplement, any pricing supplement or in any of the Underlying Stock issuers' publicly available filings. We are not responsible for such issuers' public disclosures of information on themselves or the Underlying Stocks, whether contained in Securities Exchange Commission filings or otherwise. As an investor in the notes, you should make your own investigation into each Underlying Stock and its issuer.

The Business Activities of Royal Bank or its Affiliates May Create Conflicts of Interest.

         As noted above, we and our affiliates expect to engage in trading activities related to one or more of the Underlying Stocks that are not for the account of holders of the notes or on their behalf. These trading activities may present a conflict between the holders' interest in the notes and the interests we and our affiliates will have in our proprietary accounts, in facilitating transactions (including options and other derivatives transactions), for our customers and in accounts under our management. These trading activities, if they influence the price of one or more of the Underlying Stocks, could be adverse to the interests of the holders of the notes.

         We and one or more of our affiliates may also, at present or in the future, engage in business with the issuers of the Underlying Stocks, including making loans to or providing advisory services to those companies. These services could include investment banking and merger and acquisition advisory services. These activities may present a conflict between our or one or more of our affiliates' obligations and the interests of holders of the notes as beneficial owners of the notes. Moreover, we and our affiliates have published, and in the future expect to publish, research reports with respect to some or all of the issuers of the Underlying Stocks. This research is modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding the notes. Any of these activities by us or one or more of our affiliates may affect the market prices of the Underlying Stocks and, therefore, the market value of the notes.

You Will Not Receive Interest Payments on the Notes or Dividend Payments on the Underlying Stocks or Have Shareholder Rights in the Underlying Stocks.

         You will not receive any periodic interest payments on the notes and you will not receive any dividend payments or other distributions on the Underlying Stocks (other than the Basket Dividend Yields which is reflected in the Payment at Maturity). As an owner of the notes, you will not have voting rights or any other rights that holders of Underlying Stocks may have.

The Calculation Agent Can Postpone the Calculation of the Final Stock Price for a Particular Underlying Stock on the Maturity Date if a Market Disruption Event Occurs on any Valuation Date.

         The determination of the Final Stock Price for the Underlying Stocks may be postponed if the calculation agent determines that a market disruption event has occurred or is continuing for one or more of the Underlying Stocks on any Valuation Date. If such a postponement occurs, the calculation agent will use the closing prices of the affected Underlying Stocks on the first business days on which no market disruption event occurs or is continuing. In no event, however, will any final Valuation Date be postponed by more than ten business days. As a result, the maturity date for the notes could also be postponed, although not by more than ten business days.

         If the determination of the Final Stock Price for the Underlying Stocks is postponed to the last possible day, but a market disruption event occurs or is continuing on that day, that day will nevertheless be the date on which the Final Stock Price will be determined by the calculation agent. In such an event, the calculation agent will make a good faith estimate in its sole discretion of the Final Stock Price that would have prevailed in the absence of the market disruption event. See "Specific Terms of the Notes--Consequences of Market Disruption Events" beginning on page PS-7.

You Will Have Limited Anti-dilution Protection.

         The Bank of New York, as calculation agent for your notes, will adjust the Initial Stock Prices of the relevant Underlying Stocks for stock splits, reverse stock splits, stock dividends, extraordinary dividends and other events that affect the Underlying Stocks issuers' capital structure, but only in the situations we describe in "General Terms of the Direct Investment Notes -- Anti-dilution Adjustments". The calculation agent will not be required to make an adjustment for every corporate event that may affect the Underlying Stocks. For example, the calculation agent will not adjust the Initial Stock Price of any Underlying Stock for events such as an offering of that Underlying Stock for cash by the Underlying Stock issuer, a tender or exchange offer for that Underlying Stock at a premium to its then-current market price by the Underlying Stock issuer or a tender or exchange offer for less than all outstanding shares of that Underlying Stock by a third party. Those events or other actions by the Underlying Stock issuers or a third party may nevertheless adversely affect the market prices of the Underlying Stocks and, therefore, adversely affect the value of your notes.

There Are Potential Conflicts of Interest Between You and the Calculation Agent.

         The Calculation Agent will, among other things, decide the amount of your payment at maturity on the notes. We may change the calculation agent after the original issue date without notice to you. For a fuller description of the calculation agent's role, see "Specific Terms of the Notes--Role of Calculation Agent". The calculation agent will exercise its judgment when performing its functions. For example, the calculation agent may have to determine whether a market disruption event affecting the Underlying Stocks has occurred. This determination may, in turn, depend on the calculation agent's judgment whether the event has materially interfered with our ability or the ability of one of our affiliates to unwind our hedge positions. Since this determination by the calculation agent will affect the payment at maturity on the notes, the calculation agent may have a conflict of interest if it needs to make any such decision.

Significant aspects of the tax treatment of the notes may be uncertain.

         The tax treatment of the notes may be uncertain. We do not plan to request a ruling from the Internal Revenue Service or from any Canadian authorities regarding the tax treatment of the notes, and the Internal Revenue Service or a court may not agree with the tax treatment described in this product prospectus supplement.

         On December 7, 2007, the Internal Revenue Service issued a notice indicating that it and the Treasury Department are actively considering whether, among other issues, you should be required to accrue interest over the term of an instrument such as the notes even though you will not receive any payments with respect to the notes until maturity and whether all or part of the gain you may recognize upon sale or maturity of an instrument such as the notes could be treated as ordinary income. The outcome of this process is uncertain and could apply on a retroactive basis.

         In addition, legislation has recently been introduced in Congress that, if enacted, would require holders that acquire the notes after the bill is enacted to accrue interest income over the term of the notes despite the fact that there will be no interest payments over the term of the notes. It is not possible to predict whether this bill or a similar bill will be enacted in the future and whether any such bill would affect the tax treatment of your notes.

         Please read carefully the sections entitled "Supplemental Discussion of Federal Income Tax Consequences" in this product prospectus supplement, the section "Tax Consequences" in the accompanying prospectus and the section entitled "Certain Income Tax Consequences" in the accompanying prospectus supplement. You should consult your tax advisor about your own tax situation.

Non-U.S. Investors May Be Subject to Certain Additional Risks.

         The notes are denominated in U.S. dollars. If you are a non-U.S. investor who purchased the notes with a currency other than U.S. dollars, changes in rates of exchange may have an adverse effect on the value, price or income of your investment.

         This product prospectus supplement contains a general description of certain U.S. and Canadian tax considerations relating to the notes. If you are a non-U.S. investor, you should consult your tax advisors as to the consequences, under the tax laws of the country where you are resident for tax purposes, of acquiring, holding and disposing of the notes and receiving payments of principal or other amounts under the notes.

Certain Considerations for Insurance Companies and Employee Benefit Plans.

         Any insurance company or fiduciary of a pension plan or other employee benefit plan that is subject to the prohibited transaction rules of the Employee Retirement Income Security Act of 1974, as amended, which we call "ERISA", or the Internal Revenue Code of 1986, as amended, including an IRA or a Keogh plan (or a governmental plan to which similar prohibitions apply), and that is considering purchasing the direct investment notes with the assets of the insurance company or the assets of such a plan, should consult with its counsel regarding whether the purchase or holding of the direct investment notes could become a "prohibited transaction" under ERISA, the Internal Revenue Code or any substantially similar prohibition in light of the representations a purchaser or holder in any of the above categories is deemed to make by purchasing and holding the direct investment notes. This is discussed in more detail under "Employee Retirement Income Security Act" below.

                  GENERAL TERMS OF THE DIRECT INVESTMENT NOTES

--------------------------------------------------------------------------------
Please note that in this section entitled "General Terms of the Direct Investment Notes", references to "holders" mean those who own notes registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in notes registered in street name or in notes issued in book-entry form through The Depository Trust Company ("DTC") or another depositary. Owners of beneficial interests in the notes should read the section entitled "Description of the Notes We May Offer--Legal Ownership" in the accompanying prospectus supplement and "Description of Debt Securities--Ownership and Book-Entry Issuance" in the accompanying prospectus.
--------------------------------------------------------------------------------

         In addition to the terms described on the front and inside cover of this product prospectus supplement, the following general terms will apply to the direct investment notes, including your notes:

Specified Currency

         Unless otherwise specified in the relevant pricing supplement, all payments will be made in U.S. dollars ("$").

Form and Denomination

         The notes will be issued only in global form through DTC. Unless otherwise specified in the relevant pricing supplement, the denomination of (or minimum investment in) each note will be $1,000 and integral multiples of $1,000 in excess thereof.

Interest Payments (Coupon)

         We will not pay you interest during the term of the notes.

No Listing

         Your notes will not be listed or displayed on any securities exchange or included in any interdealer market quotation system.

Defeasance, Default Amount, Other Terms

         Neither full defeasance nor covenant defeasance will apply to your notes. The following will apply to your notes:

         o the default amount will be payable on any acceleration of the maturity of your notes as described under "-- Special Calculation Provisions" below;

         o anti-dilution provisions will apply to your notes as described under "-- Anti-dilution Adjustments" below;

         o a business day for your notes will have the meaning described under "-- Special Calculation Provisions" below; and

         o a trading day for your notes will have the meaning described under "-- Special Calculation Provisions" below.

         Please note that the information about the settlement or pricing date, issue price discounts or commissions and net proceeds to Royal Bank in the relevant pricing supplement relates only to the initial issuance and sale of your notes. If you have purchased your notes in a market-making transaction after the initial issuance and sale, any such relevant information about the sale to you will be provided in a separate confirmation of sale.

Underlying Stocks and Underlying Stock Issuers

         In this product prospectus supplement, when we refer to an Underlying Stock, we mean the classes of securities of the Underlying Stock issuers specified in the relevant pricing supplement, and when we refer to an Underlying Stock issuer, we mean that issuer, except as described under "-- Anti-dilution Adjustments -- Reorganization Events" and "--Anti-dilution Adjustments -- Distribution Property" below.

Payment at Maturity

         At maturity, you will receive a cash payment equal to the principal amount of your notes, multiplied by the Participation Rate, multiplied by (1 + Percentage Change + Basket Dividend Yield).

         Where, the Participation Rate is specified in the relevant pricing supplement.

The "Percentage Change" is equal to the equal-weighted return of the Underlying Stocks. The Percentage Change is the amount determined by (i) adding together the result, for each of the Underlying Stocks, of (a) the Final Stock Price minus the Initial Stock Price, divided by (b) the Initial Stock Price and (ii) dividing that sum by the number of Underlying Stocks in the basket.

         The "Basket Dividend Yield" is equal to the sum of the Dividend Yields for each of the Underlying Stocks, divided by the number of Underlying Stocks in the basket.

         The "Dividend Yield" means, for any Underlying Stock, 100% of the gross cash dividends and distributions per share of such Underlying Stock declared by the related issuer to holders of record of a share of such Underlying Stock where the date that the shares of such Underlying Stock have commenced trading ex-dividend on the relevant exchange occurs during the period from and excluding the Pricing Date to and including the Valuation Date and expressed as a percentage of the Initial Stock Price for that Underlying Stock.

Maturity Date

         The maturity date will be the date specified in the relevant pricing supplement, unless that date is not a business day, in which case the maturity date will be the next following business day. If the third trading day before the maturity date is not a valuation date described below, however, then the maturity date will be the third business day following a valuation date. The calculation agent may postpone the valuation date(s) -- and therefore the maturity date -- if a market disruption event occurs or is continuing on a day that would otherwise be a valuation date. We describe market disruption events under "-- Special Calculation Provisions" below. No interest will accrue past the maturity date specified in the relevant pricing supplement.

Valuation Date

         Unless otherwise specified in the relevant pricing supplement, the final valuation date will be the third trading day before the date specified as the maturity date in the relevant pricing supplement, unless the calculation agent determines that a market disruption event occurs or is continuing on any valuation date. If a market disruption event occurs, the relevant valuation date will be the first following trading day on which the calculation agent determines that a market disruption event is not continuing. In no event, however, will the final valuation date be postponed by more than ten (10) business days. The relevant pricing supplement may specify, from time to time, that the Final Stock Price will be determined using the average closing prices of the Underlying Stocks on certain days during the valuation period. In that case, the valuation dates will be specified in the relevant pricing supplement.

Consequences of Market Disruption Events

         If the calculation agent determines that, on the valuation date(s), a market disruption event has occurred or is continuing with respect to any of the Underlying Stocks, the valuation, and thus the determination of the Final Stock Price for the affected Underlying Stocks, may be postponed. If such a postponement occurs, the calculation agent will use the closing prices of the affected Underlying Stocks on the first business days on which no market disruption event occurs or is continuing. However, in no event will the determination of the Final Stock Price of the affected Underlying Stocks be postponed by more than ten (10) business days.

         If the determination of the Final Stock Price for an Underlying Stock is postponed to the last possible day, but a market disruption event for that Underlying Stock occurs or is continuing on that day, that day will be the date on which the Final Stock Price for that Underlying Stock will be determined by the calculation agent. In such an event, the calculation agent will make a good faith estimate in its sole discretion of the Final Stock Price for that Underlying Stock that would have prevailed in the absence of the market disruption event.

         Any of the following will be a market disruption event:

         o a suspension, absence or material limitation of trading in an Underlying Stock for more than two hours or during the one-half hour before the close of trading in the relevant market, as determined by the calculation agent in its sole discretion;

         o in any other event, if the calculation agent determines in its sole discretion that the event materially interferes with our ability or the ability of any of our affiliates to unwind all or a material portion of a hedge with respect to the notes that we or our affiliates have effected or may effect.

         The following events will not be market disruption events:

         o a limitation on the hours or numbers of days of trading, but only if the limitation results from an announced change in the regular business hours of the relevant market; or

         o    a decision to permanently discontinue trading in an Underlying
              Stock.

Anti-dilution Adjustments

         The Initial Stock Price for each Underlying Stock will be specified in the relevant pricing supplement. However, the calculation agent will adjust the Initial Stock Price for each Underlying Stock if any of the dilution events described below occurs with respect to that Underlying Stock.

         The calculation agent will adjust the Initial Stock Price for each Underlying Stock as described below, but only if an event below under this "--Anti-dilution Adjustments" section occurs with respect to that Underlying Stock and only if the relevant event occurs during the period described under the applicable subsection. The Initial Stock Price for each Underlying Stock will be subject to the adjustments described below, independently and separately, with respect to the dilution events that affect that Underlying Stock.

         If more than one anti-dilution event requiring adjustment occurs with respect to the Initial Stock Price of any Underlying Stock, the calculation agent will adjust the Initial Stock Price of that Underlying Stock for each event, sequentially, in the order in which the events occur, and on a cumulative basis. Thus, having adjusted the Initial Stock Price for an Underlying Stock for the first event, the calculation agent will adjust the Initial Stock Price for that same Underlying Stock for the second event, applying the required adjustment to the Initial Stock Price as already adjusted for the first event, and so on for each event. If an event requiring an anti-dilution adjustment occurs, the calculation agent will make the adjustment with a view to offsetting, to the extent practical, any change in the economic position of the holder and us, relative to your note, that results solely from that event. The calculation agent may, in its sole discretion, modify the anti-dilution adjustments as necessary to ensure an equitable result.

Stock Splits and Stock Dividends

         A stock split is an increase in the number of a corporation's outstanding shares of stock without any change in its stockholders' equity. When a corporation pays a stock dividend, it issues additional shares of its stock to all holders of its outstanding stock in proportion to the shares they own. Each outstanding share will be worth less as a result of a stock split or stock dividend.

         If an Underlying Stock is subject to a stock split or receives a stock dividend, then the calculation agent will adjust the Initial Stock Price for that Underlying Stock by dividing the prior Initial Stock Price --that is, the Initial Stock Price before the stock split or stock dividend--by the number equal to: (1) the number of shares of the Underlying Stock outstanding immediately after the stock split or stock dividend becomes effective; divided by (2) the number of shares of the Underlying Stock outstanding immediately before the stock split or stock dividend becomes effective. The Initial Stock Price for an Underlying Stock will not be adjusted, however, unless:

         o in the case of a stock split, the first day on which that Underlying Stock trades without the right to receive the stock split occurs after the pricing date and on or before the valuation date on which that Underlying Stock's individual stock return is calculated; or

         o in the case of a stock dividend, the ex-dividend date occurs after the pricing date and on or before the valuation date on which that Underlying Stock's individual stock return is calculated.

         The ex-dividend date for any dividend or other distribution with respect to an Underlying Stock is the first day on which that Underlying Stock trades without the right to receive that dividend or other distribution.

Reverse Stock Splits

         A reverse stock split is a decrease in the number of a corporation's outstanding shares of stock without any change in its stockholders' equity. Each outstanding share will be worth more as a result of a reverse stock split.

         If an Underlying Stock is subject to a reverse stock split, then the calculation agent will adjust the Initial Stock Price of that Underlying Stock by multiplying the prior Initial Stock Price by a number equal to: (1) the number of shares of that Underlying Stock outstanding immediately before the reverse stock split becomes effective; divided by (2) the number of shares of that Underlying Stock outstanding immediately after the reverse stock split becomes effective. The Initial Stock Price of an Underlying Stock will not be adjusted, however, unless the reverse stock split becomes effective after the pricing date and on or before the valuation date on which that Underlying Stock's return is calculated.

Reorganization Events

         If an Underlying Stock issuer undergoes a reorganization event in which property other than Underlying Stock--e.g., cash and securities of another issuer--is distributed in respect of that Underlying Stock, then, for purposes of calculating the performance rate of that Underlying Stock, the calculation agent will determine the closing price of that Underlying Stock on the valuation date(s) to equal the value of the cash, securities and other property distributed in respect of one share of that Underlying Stock.

         If the calculation agent determines that, by valuing such cash, securities and other property, a commercially reasonable result is not achieved then the calculation agent will, in its sole discretion, substitute another stock for that Underlying Stock.

         Each of the following is a reorganization event with respect to an Underlying Stock:

         o    the Underlying Stock is reclassified or changed;

         o the Underlying Stock issuer has been subject to a merger, consolidation or other combination and either is not the surviving entity or is the surviving entity but all the outstanding stock is exchanged for or converted into other property;

         o a statutory share exchange involving the outstanding stock and the securities of another entity occurs, other than as part of an event described in the two bullet points above;

         o the Underlying Stock issuer sells or otherwise transfers its property and assets as an entirety or substantially as an entirety to another entity;

         o the Underlying Stock issuer effects a spin-off--that is, issues to all holders of that Underlying Stock equity securities of another issuer, other than as part of an event described in the four bullet points above;

         o the Underlying Stock issuer is liquidated, dissolved or wound up or is subject to a proceeding under any applicable bankruptcy, insolvency or other similar law; or

         o another entity completes a tender or exchange offer for all of the outstanding stock of the Underlying Stock issuer.

Valuation of Distribution Property

         If a reorganization event occurs with respect to an Underlying Stock, and the calculation agent does not substitute another stock for that Underlying Stock as described in "--Substitution" below, then the calculation agent will determine the applicable closing price on each valuation date so as to equal the value of the property--whether it be cash, securities or other property--distributed in the reorganization event in respect of one share of that Underlying Stock, as that Underlying Stock existed before the date of the reorganization. We refer to the property distributed in a reorganization event as distribution property, a term we describe in more detail below. The calculation agent will not make any determination for a reorganization event, however, unless the event becomes effective (or, if the event is a spin-off, unless the ex-dividend date for the spin-off occurs) after the pricing date and on or before the valuation date(s) on which that Underlying Stock's return is calculated.

         For the purpose of making a determination required by a reorganization event, the calculation agent will determine the value of each type of distribution property, in its sole discretion. For any distribution property consisting of a security, the calculation agent will use the closing price for the security on the relevant date. The calculation agent may value other types of property in any manner it determines, in its sole discretion, to be appropriate. If a holder of an Underlying Stock may elect to receive different types or combinations of types of distribution property in the reorganization event, the distribution property will consist of the types and amounts of each type distributed to a holder that makes no election, as determined by the calculation agent in its sole discretion.

         If a reorganization event occurs and the calculation agent adjusts the closing price of an Underlying Stock on a valuation date to equal the value of the distribution property distributed in the event, as described above, the calculation agent will make further determinations for later events that affect the distribution property considered in determining the closing price. The calculation agent will do so to the same extent that it would make determinations if that Underlying Stock were outstanding and were affected by the same kinds of events.

         For example, if an Underlying Stock issuer merges into another company and each share of that Underlying Stock is converted into the right to receive two common shares of the surviving company and a specified amount of cash, then on each valuation date the closing price of a share of that Underlying Stock will be determined to equal the value of the two common shares of the surviving company plus the specified amount of cash. The calculation agent will further determine the common share component of such closing price to reflect any later stock split or other event, including any later reorganization event, that affects the common shares of the surviving company, to the extent described in "--Anti-Dilution Adjustments" or as described above in this "--Reorganization Events" section as if the common shares were that Underlying Stock. In that event, the cash component will not be redetermined but will continue to be a component of the closing price.

         When we refer to distribution property, we mean the cash, securities and other property distributed in a reorganization event in respect of an Underlying Stock or in respect of whatever securities whose value determines the closing price on a valuation date if any adjustment resulting from a reorganization event has been made in respect of a prior event. In the case of a spin-off, the distribution property also includes an Underlying Stock in respect of which the distribution is made.

         If a reorganization event occurs, the distribution property distributed in the event will be substituted for an Underlying Stock as described above. Consequently, in this product prospectus supplement, when we refer to an Underlying Stock, we mean to include any distribution property that is distributed in a reorganization event in respect of that Underlying Stock. Similarly, when we refer to an Underlying Stock issuer, we mean to include any successor entity in a reorganization event.

Substitution

         If the calculation agent determines that a commercially reasonable result is not achieved by valuing distribution property with respect to the Underlying Stock upon becoming subject to a reorganization event, then the calculation agent will, in its sole discretion, substitute another stock for the Underlying Stock. In such case, the adjustments described above in "--Valuation of Distribution Property" will not apply.

         If the calculation agent so determines, it may choose, in its sole discretion, the stock of a different company listed on a national securities exchange or quotation system as a substitute for the Underlying Stock. For all purposes, the substitute stock will be deemed to be the Underlying Stock for purposes hereof.

         The calculation agent will determine, in its sole discretion, the Initial Stock Price and/or the manner of valuation of the substitute stock. The calculation agent will have the right to make such adjustments to the calculation of the individual stock performance as it determines in its sole discretion are necessary to preserve as nearly as possible our and your relative economic position prior to the reorganization event.

Payment of Additional Amounts

         We will pay any amounts to be paid by us on the notes without deduction or withholding for, or on account of, any and all present or future income, stamp and other taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("taxes") now or hereafter imposed, levied, collected, withheld or assessed by or on behalf of Canada or any Canadian political subdivision or authority that has the power to tax, unless the deduction or withholding is required by law or by the interpretation or administration thereof by the relevant governmental authority. At any time a Canadian taxing jurisdiction requires us to deduct or withhold for or on account of taxes from any payment made under or in respect of the notes, we will pay such additional amounts ("Additional Amounts") as may be necessary so that the net amounts received by each holder (including Additional Amounts), after such deduction or withholding, shall not be less than the amount the holder would have received had no such deduction or withholding been required.

         However, no Additional Amounts will be payable with respect to a payment made to a holder of a note, which we refer to as an "Excluded Holder", in respect of a beneficial owner:

         (i) with which we do not deal at arm's length (within the meaning of the Income Tax Act (Canada)) at the time of making such payment;

         (ii) which is subject to such taxes by reason of its being connected presently or formerly with Canada or any province or territory thereof otherwise than by reason of the holder's activity in connection with purchasing the notes, the holding of notes or the receipt of payments thereunder;

         (iii) which presents such note for payment (where presentation is required) more than 30 days after the relevant date (except to the extent that the holder thereof would have been entitled to such Additional Amounts on presenting a note for payment on the last day of such 30 day period); for this purpose, the "relevant date" in relation to any payments on any note means:

                  (a)      the due date for payment thereof, or

                  (b) if the full amount of the monies payable on such date has not been received by the trustee on or prior to such due date, the date on which the full amount of such monies has been received and notice to that effect is given to holders of the notes in accordance with the indenture; or

         (iv) who could lawfully avoid (but has not so avoided) such withholding or deduction by complying, or procuring that any third party comply with, any statutory requirements or by making, or procuring that any third party make, a declaration of non-residence or other similar claim for exemption to any relevant tax authority.

         For the avoidance of doubt, we will not have any obligation to pay any holders Additional Amounts on any tax which is payable otherwise than by deduction or withholding from payments made under or in respect of the notes at maturity.

         We will also make such withholding or deduction and remit the full amount deducted or withheld to the relevant authority in accordance with applicable law. We will furnish to the trustee, within 30 days after the date the payment of any taxes is due pursuant to applicable law, certified copies of tax receipts evidencing that such payment has been made or other evidence of such payment satisfactory to the trustee. We will indemnify and hold harmless each holder of notes (other than an Excluded Holder) and upon written request reimburse each such holder for the amount of (x) any taxes so levied or imposed and paid by such holder as a result of payments made under or with respect to the notes, and (y) any taxes levied or imposed and paid by such holder with respect to any reimbursement under (x) above, but excluding any such taxes on such holder's net income or capital.

         For additional information, see the section entitled "Supplemental Discussion of Canadian Tax Consequences".

Default Amount on Acceleration

         If an event of default occurs and the maturity of the notes is accelerated, we will pay the default amount in respect of the principal of the notes at maturity. We describe the default amount below under "--Default Amount".

         For the purpose of determining whether the holders of our medium-term notes are entitled to take any action under the indenture, we will treat the stated principal amount of each note outstanding as the principal amount of that note. Although the terms of the notes may differ from those of the other medium-term notes, holders of specified percentages in principal amount of all medium-term notes, together in some cases with other series of our debt securities, will be able to take action affecting all the medium-term notes. This action may involve changing some of the terms that apply to the medium-term notes, accelerating the maturity of the medium-term notes after a default or waiving some of our obligations under the indenture. We discuss these matters in the attached prospectus under "Description of Debt Securities--Modification and Waiver of the Debt Securities" and "--Events of Default".

Default Amount

         The default amount for the notes on any day will be an amount, in U.S. dollars for the principal of the notes, equal to the cost of having a qualified financial institution, of the kind and selected as described below, expressly assume all our payment and other obligations with respect to the notes as of that day and as if no default or acceleration had occurred, or to undertake other obligations providing substantially equivalent economic value to you with respect to the notes. That cost will equal:

         o the lowest amount that a qualified financial institution would charge to effect this assumption or undertaking, plus

         o the reasonable expenses, including reasonable attorneys' fees, incurred by the holders of the notes in preparing any documentation necessary for this assumption or undertaking.

         During the default quotation period for the notes, which we describe below, the holders of the notes and/or we may request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred to in the first bullet point above will equal the lowest--or, if there is only one, the only--quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial institution providing the quotation and notify the other party in writing of those grounds within two business days after the last day of the default quotation period, in which case that quotation will be disregarded in determining the default amount.

Default Quotation Period

         The default quotation period is the period beginning on the day the default amount first becomes due and ending on the third business day after that day, unless:

         o    no default quotation is obtained, or

         o every quotation of that kind obtained is objected to within five business days after the due date as described above.

         If either of these two events occurs, the default quotation period will continue until the third business day after the first business day on which prompt notice of a quotation is given as described above. If that quotation is objected to as described above within five business days after that first business day, however, the default quotation period will continue as described in the prior sentence and this sentence.

         In any event, if the default quotation period and the subsequent two business day objection period have not ended before the final valuation date, then the default amount will equal the principal amount of the notes.

Qualified Financial Institutions

         For the purpose of determining the default amount at any time, a qualified financial institution must be a financial institution organized under the laws of any jurisdiction in the United States of America or Europe, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:

         o A-1 or higher by Standard & Poor's Ratings Group or any successor, or any other comparable rating then used by that rating agency, or

         o P-1 or higher by Moody's Investors Service, Inc. or any successor, or any other comparable rating then used by that rating agency.

Manner of Payment and Delivery

         Any payment on or delivery of the notes at maturity will be made to accounts designated by you and approved by us, or at the office of the trustee in New York City, but only when the notes are surrendered to the trustee at that office. We also may make any payment or delivery in accordance with the applicable procedures of the depositary.

Modified Business Day

         As described in the accompanying prospectus, any payment on your note that would otherwise be due on a day that is not a business day may instead be paid on the next day that is a business day, with the same effect as if paid on the original due date. The same will apply to any delivery of the Underlying Stocks that would otherwise be due on a day that is not a business day. For your note, however, the term business day may have a different meaning than it does for other Series C medium-term notes. We discuss this term under "--Special Calculation Provisions" below.

Role of Calculation Agent

         The calculation agent will make all determinations regarding the Final Stock Price for each Underlying Stock, the exchange rate, anti-dilution adjustments, market disruption events, the default amount and the amount payable on your notes. Absent manifest error, all determinations of the calculation agent will be final and binding on you and us, without any liability on the part of the calculation agent.

         Please note that The Bank of New York is currently serving as the calculation agent for the direct investment notes. We may change the calculation agent for your notes at any time without notice and The Bank of New York may resign as calculation agent at any time upon 60 days' written notice to Royal Bank of Canada.

Special Calculation Provisions

Business Day

         When we refer to a business day with respect to your notes, we mean a day that is a business day of the kind described in the accompanying prospectus, unless otherwise specified in the relevant pricing supplement. If the relevant pricing supplement specifies a different meaning for the term business day, we will use that modified definition in determining the maturity date for your notes, all as described in this product prospectus supplement.

Trading Day

         When we refer to a trading day with respect to your notes, we mean a day on which the principal securities market for an Underlying Stock is open for trading, unless otherwise specified in the relevant pricing supplement.

Closing Price

         The closing price for any security on any day will equal the closing sale price or last reported sale price, regular way, for the security, on a per-share basis:

         o on the principal national securities exchange on which that security is listed for trading on that day, or

         o if that security is not listed on any national securities exchange, on the NASDAQ Global Market System on that day, or

         o if that security is not quoted on the NASDAQ Global Market System on that day, on any other U.S. national market system that is the primary market for the trading of that security.

         If that security is not listed or traded as described above, then the closing price for that security on any day will be the average, as determined by the calculation agent, of the bid prices for the security obtained from as many dealers in that security selected by the calculation agent as will make those bid prices available to the calculation agent. The number of dealers need not exceed three and may include the calculation agent or any of its or our affiliates.

                       HYPOTHETICAL RETURNS ON YOUR NOTES

         The relevant pricing supplement may include a table or chart showing hypothetical payments at maturity for your notes, based on a range of hypothetical Final Stock Prices and Dividend Yields, and on various key assumptions shown in the relevant pricing supplement.

         Any table or chart showing hypothetical payments at maturity will be provided for purposes of illustration only. It should not be viewed as an indication or prediction of future investment results. Rather, it is intended merely to illustrate the impact that various hypothetical market prices of the Underlying Stocks on the valuation date(s) could have on the payment at maturity, as calculated in the manner described in the relevant pricing supplement and assuming all other variables remained constant. The hypothetical payments at maturity listed in the relevant pricing supplement will be entirely hypothetical. They will be based on market prices for the Underlying Stocks that may not be achieved on the relevant valuation date and on assumptions that may prove to be erroneous.

         As calculated in the relevant pricing supplement, the hypothetical payments at maturity on your notes may bear little or no relationship to the actual market value of your notes on that date or at any other time, including any time you might wish to sell your notes. In addition, you should not view the hypothetical payments at maturity as an indication of the possible financial return on an investment in your notes, since the financial return will be affected by various factors, including taxes, that the hypothetical information does not take into account. Moreover, whatever the financial return on your notes might be, it may bear little relation to -- and may be much less than -- the financial return that you might achieve were you to invest in the Underlying Stocks directly. Among other things, the financial return on the Underlying Stocks would not be limited by the principal amount of your notes and could include substantial dividend payments, which you will not receive as an investor in your notes, and an investment in the Underlying Stocks is likely to have tax consequences that are different from an investment in your notes.

         We describe various risk factors that may affect the market value of your notes, and the unpredictable nature of that market value, under "Additional Risk Factors Specific to Your Notes" above.

--------------------------------------------------------------------------------
We cannot predict the market prices of the Underlying Stocks or, therefore, the Final Stock Prices, or the payment at maturity for your notes. Moreover, the assumptions we make in connection with any hypothetical information in the relevant pricing supplement may not reflect actual events. Consequently, that information may give little or no indication of the payment at maturity in respect of your notes, nor should it be viewed as an indication of the financial return on your notes or of how that return might compare to the financial return on an investment directly in the Underlying Stocks.
--------------------------------------------------------------------------------

                           USE OF PROCEEDS AND HEDGING

         We will use the net proceeds we receive from the sale of the direct investment notes for the purposes we describe in the attached prospectus supplement under "Use of Proceeds." We or our affiliates may also use those proceeds in transactions intended to hedge our obligations under the notes as described below.

         In anticipation of the sale of the notes, we or our affiliates expect to enter into hedging transactions involving purchases of the Underlying Stocks and/or listed and/or over-the-counter derivative instruments linked to the Underlying Stocks prior to or on the pricing date. From time to time, we or our affiliates may enter into additional hedging transactions or unwind those we have entered into. In this regard, we or our affiliates may:

         o    acquire or dispose of the Underlying Stocks; and/or,

         o acquire or dispose of long or short positions in listed or over-the-counter derivative instruments based on the price of the Underlying Stocks

         We or our affiliates may acquire a long or short position in securities similar to the notes from time to time and may, in our or their sole discretion, hold or resell those similar securities.

         We or our affiliates may close out our or their hedge on or before the valuation date. That step may involve sales or purchases of any of the Underlying Stocks or over-the-counter derivative instruments linked to any of the Underlying Stocks.

--------------------------------------------------------------------------------
The hedging activity discussed above may adversely affect the market value of the notes from time to time. See "Additional Risk Factors Specific to Your Notes -- Trading and Other Transactions by Royal Bank or its Affiliates in the Underlying Stocks, or in Options or Other Derivative Products Limited to One or More of the Underlying Stocks May Impair the Market Value of the Notes" and "-- The Business Activities of Royal Bank or its Affiliates May Create Conflicts of Interest" in this product prospectus supplement for a discussion of these adverse effects.
--------------------------------------------------------------------------------

                            UNDERLYING STOCK ISSUERS

         In the relevant pricing supplement, we will provide summary information on the business of the Underlying Stock issuers based on their publicly available documents. The Underlying Stocks will not include stocks issued by an Exchange Traded Fund ("ETF"), Real Estate Investment Trust ("REIT") or Passive Foreign Investment Company ("PFIC"), or an interest in a partnership or trust.

Where Information About the Underlying Stock Issuers Can Be Obtained

         The Underlying Stocks will be registered under the United States Securities Exchange Act of 1934, as amended ("Exchange Act"). Companies with securities registered under the Exchange Act are required to file financial and other information specified by the U.S. Securities and Exchange Commission ("SEC") periodically. Such information is filed with the SEC and can be inspected and copied by you at the SEC's Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, information filed by the Underlying Stock issuer with the SEC electronically is available to the public over the Internet at the SEC's website at http://www.sec.gov. Information filed with the SEC by the Underlying Stock issuers under the Exchange Act can be located by referencing its SEC file number, which will be specified in the relevant pricing supplement. In addition, information about the Underlying Stock issuers may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated information. We make no representation or warranty as to the accuracy or completeness of any such information.

We Will Obtain the Information About Underlying Stock Issuers in the Relevant Pricing Supplement from the Underlying Stock Issuers' Public Filings and We Will Neither Participate in the Preparation of Any of Those Documents nor Represent that those Documents Are Accurate or Complete

         The relevant pricing supplement will relate only to your notes and will not relate to the Underlying Stocks or other securities of the Underlying Stock issuers. We will derive all information about Underlying Stock issuers in the relevant pricing supplement from the publicly available documents referred to in the preceding subsection. The Underlying Stock issuers will not be involved with this offering in any way. Consequently, we have no ability to control the actions of the Underlying Stock issuers, including any corporate actions of the type that would require the calculation agent to adjust the payout to you at maturity. The Underlying Stock issuers have no obligation to consider your interest as an investor in the notes in taking any actions that might affect them. We have no ability to control the public disclosure of these actions or any events or circumstances affecting them. Each note is an unsecured debt obligation of Royal Bank of Canada only and is not an obligation of any Underlying Stock issuer. None of the money you pay for your notes will go to an Underlying Stock issuer. Underlying Stock issuers may take actions that will adversely affect the market value of the note.

         We will not participate in the preparation of any of those documents or make any "due diligence" investigation or inquiry with respect to the Underlying Stock issuers in connection with the offering of your notes. We will not make any representation that any publicly available document or any other publicly available information about the Underlying Stock issuers is accurate or complete. Furthermore, we will not know whether all events occurring before the date of the relevant pricing supplement -- including events that would affect the accuracy or completeness of the publicly available documents referred to above, the trading price of the Underlying Stocks and, therefore, the payment at maturity -- have been publicly disclosed. Subsequent disclosure of any events of this kind or the disclosure of or failure to disclose material future events concerning the Underlying Stock issuers could affect the value you will receive at maturity and, therefore, the market value of your notes.

Neither we nor any of our affiliates will make any representation to you as to the performance of the Underlying Stocks

         We or any of our affiliates may presently or from time to time engage in business with the Underlying Stock issuers without regard to your interest, including extending loans to, or making equity investments in, the Underlying Stock issuers or providing advisory services to the Underlying Stock issuers, including merger and acquisition advisory services. In the course of that business, we or any of our affiliates may acquire non-public information about Underlying Stock issuers. Neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, we or our affiliates from time to time have published or in the future may publish research reports with respect to Underlying Stock issuers that have or may affect the market price of the Underlying Stocks and thus your notes. Any prospective purchaser of the notes should undertake an independent investigation of the Underlying Stock issuers as in its judgment is appropriate to make an informed decision regarding an investment in the notes.

Historical Trading Price Information

         We may provide historical price information on the Underlying Stocks in the relevant pricing supplement. You should not take any such historical prices of the Underlying Stocks as an indication of their future performance. We cannot give you any assurance that the price of the Underlying Stocks will not decrease, thus preventing you from receiving an amount at maturity equal to the principal amount of your notes.

         Because the payment at maturity on your notes is linked to the closing price of the Underlying Stocks on the valuation date, the principal of your notes is not protected and the rate of return on your notes may be less than that on the Underlying Stocks over a comparable period. See "Additional Risk Factors Specific to Your Notes -- A Substantial Part of Your Investment is at Risk" above for more information about this risk.

              SUPPLEMENTAL DISCUSSION OF CANADIAN TAX CONSEQUENCES

         The description of material Canadian federal income tax consequences under the heading "CANADIAN TAXATION" in the accompanying prospectus does not apply to direct investment notes issued pursuant to this Product Prospectus Supplement.

         While the matter is not free from doubt, we are of the view that we are not required to withhold tax from interest or principal paid or credited by us in respect of direct investment notes issued pursuant to this Product Prospectus Supplement to a holder of such notes who, at all relevant times, is not resident and is not deemed to be resident in Canada, who deals at arm's length with us and who does not use or hold and is not deemed to use or hold such notes in or in the course of carrying on a business in Canada and is not an insurer carrying on an insurance business in Canada and elsewhere (a "Non-resident Holder").

         Generally, there are no other Canadian federal taxes on income (including taxable capital gains) payable in respect of a direct investment note or interest, discount, or premium thereon by a Non-resident Holder.

         The summary of Canadian income tax considerations above is of a general nature only and is not, and should not be construed to be, advice to any particular holder of direct investment notes. Prospective holders should consult their tax advisers for advice regarding the income tax considerations applicable to them.

           SUPPLEMENTAL DISCUSSION OF FEDERAL INCOME TAX CONSEQUENCES

         The following disclosure--including the opinion of Sullivan & Cromwell LLP--has been prepared without regard to any particular note that you may purchase in the future and, therefore, is provided solely as a matter of general information. You should not rely upon the following disclosure, or the disclosure under "Tax Consequences - United States Taxation" in the Prospectus or "Certain Income Tax Consequences - United States Taxation" in the Prospectus Supplement, with regard to an investment in any particular note because it does not take into account the terms of any particular note or the tax consequences of investing in or holding any particular note unless the pricing supplement applicable to your notes indicates that you may so rely. Any note that you purchase may have terms that would result in a tax treatment that is significantly different from the treatment described below. For example, the discussion below assumes that the Underlying Stocks will not include stocks issued by ETFs, REITs, PFICs or an interest in a partnership or trust. In addition, there may be other features or terms of your notes that will cause this tax section to be inapplicable to you notes.

         Consequently, any tax disclosure relevant to any note you may purchase will be set forth only in the pricing supplement relating to your note, and, unless the pricing supplement indicates otherwise, you should not rely on the tax disclosure below or in the prospectus supplement or prospectus in deciding whether to invest in any note. Moreover, in all cases, you should consult with your own tax advisor concerning the consequences of investing in and holding any particular note you propose to purchase.

         The following section supplements the discussion of U.S. federal income taxation in the accompanying prospectus and prospectus supplement with respect to United States holders (as defined in the accompanying prospectus). It applies only to those United States holders who are not excluded from the discussion of U.S. federal income taxation in the accompanying prospectus.

         NO STATUTORY, JUDICIAL OR ADMINISTRATIVE AUTHORITY DIRECTLY DISCUSSES HOW YOUR NOTES SHOULD BE TREATED FOR U.S. FEDERAL INCOME TAX PURPOSES. AS A RESULT, THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF YOUR INVESTMENT IN YOUR NOTES ARE UNCERTAIN. BECAUSE OF THE UNCERTAINTY, YOU SHOULD CONSULT YOUR TAX ADVISOR IN DETERMINING THE U.S. FEDERAL INCOME TAX AND OTHER TAX CONSEQUENCES OF YOUR INVESTMENT IN THE NOTES, INCLUDING THE APPLICATION OF STATE, LOCAL OR OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

         In the opinion of our counsel, Sullivan & Cromwell LLP, it would be reasonable to treat the notes for United States Federal income tax purposes as a pre-paid cash-settled forward contract in respect of the Basket, and the terms of your notes require you and us (in the absence of a change in law or an administrative or judicial ruling to the contrary) to treat your notes for all tax purposes in accordance with such characterization. If the notes are so treated, it would be reasonable for you to recognize capital gain or loss upon the sale or maturity of your notes in an amount equal to the difference between the amount you receive at such time and your tax basis in the notes. In general, your tax basis in your notes will be equal to the price you paid for them. Capital gain of a noncorporate United States holder is generally taxed at preferential rates where the property is held for more than one year. The deductibility of capital losses is subject to limitations. Your holding period for your notes will generally begin on the date after the issue date (i.e., the settlement date) for your notes and, if you hold your notes until maturity, your holding period will generally include the maturity date.

         Alternative Treatments. Alternative treatments would also be possible and the Internal Revenue Service might assert that a treatment other than that described above is more appropriate. For example, it possible that you would be required to include the dividends paid on the Underlying Stocks (including any interest earned thereon) into income over the term of your notes even though you will not receive any payments from us until sale or maturity of your notes.

         It would also be possible to treat your notes, and the Internal Revenue Service might assert that your notes should be treated, as a single debt instrument. If your notes have a term that exceeds of one year, the debt instrument would be subject to the special tax rules governing contingent debt instruments. If the notes are so treated, you would generally be required to accrue interest currently over the term of your notes even though you will not receive any payments from us prior to maturity. In addition, any gain you recognize upon the sale or maturity of your notes would be ordinary income and any loss recognized by you at such time would be ordinary loss to the extent of interest you included in income in the current or previous taxable years in respect of your notes, and thereafter, would be capital loss. If your notes are treated as a single debt instrument that has a term of no more than one year, your notes would be treated as a single contingent short-term debt instrument, which would result in tax consequences to you that are different than described above.

         Because of the absence of authority regarding the appropriate tax characterization of your notes, it is possible that the Internal Revenue Service could seek to characterize your notes in a manner that results in tax consequences to you that are different from those described above. For example, the Internal Revenue Service could possibly assert that any gain or loss that you recognize upon the maturity of your notes should be treated as ordinary gain or loss. In addition, it is possible that the amount you receive at sale or maturity that is attributable to the dividends paid on the Underlying Stocks (and any interest earned thereon) will be taxable as ordinary income. You should consult your tax adviser as to the tax consequences of such characterizations and any possible alternative characterizations of your notes for U.S. federal income tax purposes.

         On December 7, 2007 the Internal Revenue Service released a notice that may affect the taxation of holders of the notes. According to the notice, the Internal Revenue Service and the Treasury Department are actively considering whether the holder of an instrument such as the notes should be required to accrue ordinary income on a current basis, and they are seeking taxpayer comments on the subject. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the notes will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The Internal Revenue Service and the Treasury Department are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital and whether the special "constructive ownership rules" of
Section 1260 of the Internal Revenue Code might be applied to such instruments. Holders are urged to consult their tax advisors concerning the significance, and the potential impact, of the above considerations. Unless stated otherwise in the applicable pricing supplement, we intend to treat the notes for US federal income tax purposes in accordance with the treatment described in this product prospectus supplement unless and until such time as the Treasury and Internal Revenue Service determine that some other treatment is more appropriate.

         In addition, legislation has recently been introduced in Congress that, if enacted, would require holders that acquire the notes after the bill is enacted to accrue interest income over the term of the notes despite the fact that there will be no interest payments over the term of the notes. It is not possible to predict whether this bill or a similar bill will be enacted in the future and whether any such bill would affect the tax treatment of your notes.

         Backup Withholding and Information Reporting. Please see the discussion under "Tax Consequences -- United States Taxation -- U.S. Holders -- Taxation of Debt Securities -- Information Reporting and Backup Withholding" in the accompanying prospectus for a description of the applicability of the backup withholding and information reporting rules to payments made on your notes.

                     EMPLOYEE RETIREMENT INCOME SECURITY ACT

         This section is only relevant to you if you are an insurance company or the fiduciary of a pension plan or an employee benefit plan (including a governmental plan, an IRA or a Keogh Plan) proposing to invest in the direct investment notes.

         The Employee Retirement Income Security Act of 1974, as amended, which we call "ERISA" and the Internal Revenue Code of 1986, as amended, prohibit certain transactions involving the assets of an employee benefit plan and certain persons who are "parties in interest" (within the meaning of ERISA) or "disqualified persons" (within the meaning of the Internal Revenue Code) with respect to the plan; governmental plans may be subject to similar prohibitions. Therefore, a plan fiduciary considering purchasing notes should consider whether the purchase or holding of such instruments might constitute a "prohibited transaction".

         Royal Bank and certain of its affiliates each may be considered a "party in interest" or a "disqualified person" with respect to many employee benefit plans by reason of, for example, Royal Bank (or its affiliate) providing services to such plans. Prohibited transactions within the meaning of ERISA or the Internal Revenue Code may arise, for example, if notes are acquired by or with the assets of a pension or other employee benefit plan that is subject to the fiduciary responsibility provisions of ERISA or Section 4975 of the Internal Revenue Code (including individual retirement accounts and other plans described in Section 4975(e)(1) of the Internal Revenue Code), which we call collectively "Plans", and with respect to which Royal Bank or any of its affiliates is a "party in interest" or a "disqualified person", unless those notes are acquired under an exemption for transactions effected on behalf of that Plan by a "qualified professional asset manager" or an "in-house asset manager", for transactions involving insurance company general accounts, for transactions involving insurance company pooled separate accounts, for transactions involving bank collective investment funds, or under another available exemption. Section 408(b)(17) provides an additional exemption for the purchase and sale of securities and related lending transactions where neither the issuer of the securities nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Plan involved in the transaction and the Plan pays no more than "adequate consideration" in connection with the transaction. The assets of a Plan may include assets held in the general account of an insurance company that are deemed to be "plan assets" under ERISA. The person making the decision on behalf of a Plan or a governmental plan shall be deemed, on behalf of itself and the Plan, by purchasing and holding the direct investment notes, or exercising any rights related thereto, to represent that (a) such purchase, holding and exercise of the direct investment notes will not result in a non-exempt prohibited transaction under ERISA or the Internal Revenue Code (or, with respect to a governmental plan, under any similar applicable law or regulation) and (b) neither Royal Bank nor any of its affiliates is a "fiduciary" (within the meaning of Section 3(21) of ERISA) with respect to the purchaser or holder in connection with such person's acquisition, disposition or holding of the direct investment notes, or any exercise related thereto or as a result of any exercise by Royal Bank or any of its affiliates of any rights in connection with the direct investment notes, and no advice provided by Royal Bank or any of its affiliates has formed a primary basis for any investment decision by or on behalf of such purchaser or holder in connection with the direct investment notes and the transactions contemplated with respect to the direct investment notes.

--------------------------------------------------------------------------------
If you are an insurance company or the fiduciary of a pension plan or an employee benefit plan, and propose to invest in the direct investment notes, you should consult your legal counsel.
--------------------------------------------------------------------------------

                        SUPPLEMENTAL PLAN OF DISTRIBUTION

         With respect to each direct investment note to be issued, Royal Bank will agree to sell to RBC Capital Markets Corporation, and RBC Capital Markets Corporation will agree to purchase from Royal Bank, the principal amount of the note specified, at the price specified under "Proceeds to Royal Bank", in the relevant pricing supplement. RBC Capital Markets Corporation intends to resell each note it purchases at the original issue price specified in the relevant pricing supplement. In the future, RBC Capital Markets Corporation or another of our affiliates may repurchase and resell the notes in market-making transactions, with resales being made at prices related to prevailing market prices at the time of resale or at negotiated prices. For more information about the plan of distribution, the distribution agreement and possible market-making activities, see "Supplemental Plan of Distribution" in the accompanying prospectus supplement.

         To the extent the underwriter resells notes to a broker or dealer less a concession equal to the entire underwriting discount, such broker or dealer may be deemed to be an "underwriter" of the notes as such term is defined in the Securities Act of 1933, as amended.

         No dealer, salesman or other person has been authorized to give any information or to make any representation not contained in this product prospectus supplement or the accompanying prospectus or prospectus supplement and, if given or made, such information or representation must not be relied upon as having been authorized by Royal Bank of Canada or the Underwriter. This product prospectus supplement, the accompanying prospectus and prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities described in this product prospectus supplement nor do they constitute an offer to sell or a solicitation of an offer to buy the securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The delivery of this product prospectus supplement, the accompanying prospectus and prospectus supplement at any time does not imply that the information they contain is correct as of any time subsequent to their respective dates.




                                   [RBC LOGO]
                              Royal Bank of Canada

                    Senior Global Medium-Term Notes, Series C

              Direct Investment Notes Linked to a Basket of Stocks

                                 April 11, 2008